SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                       of the Securities Exchange Act 1934

Check the appropriate box:

     [X]  Preliminary Information Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Information Statement



                            OXY GENERAL CORPORATION
                        -------------------------------
                (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4)   Proposed maximum aggregate value of transaction: N/A

     5)   Total fee paid: N/A

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)  Amount Previously Paid: $0
     2)  Form, Schedule or Registration Statement No.: N/A
     3)  Filing Party: N/A
     4)  Date Filed: N/A

                           OXY GENERAL CORPORATION
                            1056 EAST PLATINUM WAY
                              SANDY, UTAH 84094


                            -----------------------
                             INFORMATION STATEMENT
                            -----------------------


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY



        --------------------------------------------------------------
        -    NOTICE OF SHAREHOLDERS CONSENT TO CHANGE THE NAME OF    -
        -                   OXY GENERAL CORPORATION                  -
        -                              TO                            -
        -                    WRAP-N-ROLL USA, INC.                   -
        --------------------------------------------------------------



                                  INTRODUCTION
                 -----------------------------------------------

     Oxy General Corporation ("the Company") is providing this Information Statement to all shareholders of its par value $0.001 common stock ("Common Stock") as notification that on October 1, 2000 the holders of a majority of the Company's outstanding Common Stock have consented to change the Company's name from Oxy General Corporation ("Oxy General") to Wrap-N-Roll USA, Inc. ("Wrap-N-Roll").

     Of the 11,000,000 Common Stock shares issued and outstanding and entitled to vote by written consent on that date, a shareholder owning 10,000,000 shares, or approximately 91% of the outstanding Common Stock, consented to this name change by written consent taken without a meeting pursuant to Section 78.320 of the Nevada Revised Statutes.

     On October 24, 2000, the Company is sending this Information Statement to all shareholders of record as of October 1, 2000 ("Record Date"). The name change shall be effective November 17, 2000 or upon filing of the Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, whichever is later.

     The Company is seeking a change in its business plan to mobile advertizing to US businesses. This name change is being effected to better suit the nature of the Company's business.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT
                  -----------------------------------------------

     The record date for this Information Statement is October 1, 2000. The following table sets forth certain information concerning ownership of the Company's Common Stock as of October 1, 2000. The table discloses each entity or individual the Company knows to beneficially own more than five percent (5%) of its Common Stock. The table also shows the stock holdings of the Company's directors, as the well as the shares held by its directors and executive officers as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided.

                              AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER      BENEFICIAL OWNER (1)     PERCENT OF CLASS
------------------------      --------------------     ----------------

Cliff Halling (2)                  10,000,000                90.9%
1056 East Platinum Way
Sandy, Utah 84094


All Executive Officers &
Directors as a Group
(One Person)                       10,000,000                90.9%

------------------------------

(1) The number of shares beneficially owned by the entities or individuals above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)  Cliff Halling is the sole officer and director of the Company.



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                 -----------------------------------------------

     The Company was incorporated on September 26, 1997 under the laws of the State of Nevada. Nevada law requires that a domestic corporation amend its articles of corporation to reflect a change of corporate name. Therefore, the Company's articles of incorporation will be amended, effective on November 17, 2000 or upon filing of the Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, whichever is later, to reflect the change of name from Oxy General Corporation to Wrap-N-Roll USA, Inc.

                        DIRECTORS AND EXECUTIVE OFFICERS
                 -----------------------------------------------

     The directors and executive officers currently serving the Company are as follows:


NAME                     AGE       POSITION HELD              SINCE
-----                    ----      --------------             ------

Cliff Halling             39       President, Secretary,      June 1, 1999
                                   Treasurer, Director &
                                   Chairman of the Board


     Cliff Halling, the Company's President, Secretary, Treasurer, Director and Chairman of the Board has over ten years experience in management, marketing and training. Since June 1998, Mr. Halling has been operating DirectShop.Net - an Internet Web Site he developed to provide consumer exposure for retail firms. From 1996 through 1998 Mr. Halling was involved in marketing for a real estate and financial consulting firm in Salt Lake City, Utah. During this time, Mr. Halling also served on the Board of Directors of Flexweight Corporation, a reporting issuer traded on the NASD OTCBB. From 1995 through 1997, Mr. Halling was involved in training and motivation for United Parcel Service, West Valley City, Utah. From 1992 through 1995, Mr. Halling was Community Service Coordinator for Feature Films for Families of Salt Lake City, Utah, a company that developed and sold video programs to over 4,000 elementary schools across the country.

     The director named above will serve until the next annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions as directed by the board of directors. Currently, none of the Company's officers nor directors have any employment agreement with the Company, nor is any currently contemplated. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

     The directors and officers of the Company will devote such time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

Exclusion of Liability

     The Nevada Corporation Act excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Nevada Corporation Act, or any transaction from which a director receives an improper personal benefit.

     This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                 -----------------------------------------------

     On August 26, 1999, Cliff Halling, the Company sole executive officer and sole director received $500.00 cash as a fee for services rendered to the Company. No other compensation was awarded to, earned by, or paid to any of the executive officers of the Company since its inception on September 26, 1997.



                         TRANSFER OF STOCK CERTIFICATES
                 -----------------------------------------------

     After November 17, 2000, stockholders may forward their stock certificates to the Company, Wrap-N-Roll USA, Inc., 1056 East Platinum Way, Sandy, Utah 84094; Telephone (801) 576-8073, together with a letter of instruction letting the Company know where the new stock certificate bearing the new name of the Company and its new Cusip Number should be mailed to. There will be no fee charged to the shareholders for the transfer of certificates if received by the Company by December 31, 2000. Thereafter, there may be a fee imposed. If stock certificates are being transferred into the same name, no signature guarantee is required; if being transferred to a new name, the stock certificate submitted must be signed and the signature must be guaranteed by a "Medallion Member" bank or broker dealer. A stock power similarly signed and guaranteed will also be acceptable.



BY ORDER OF THE BOARD OF DIRECTORS,


  /s/  Cliff Halling
---------------------------------
Cliff Halling, President

Sandy, Utah
October 13, 2000